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                                                                      EXHIBIT 11



Environmental Power Corporation
Computation of Earnings Per Share
December 31, 1999

                                                                    Income               Shares            Per Share
                                                                  (Numerator)         (Denominator)         Amounts
                                                                  -----------         -------------         -------
Year Ended December 31, 1999:
Income available to shareholders                                  $ 1,777,562           11,406,783           $.16
Effect of dividends to preferred stockholders                          (5,000)
                                                                  -----------           ----------           ----
Basic EPS - income available to common shareholders                 1,772,562           11,406,783            .16
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                293
                                                                  -----------           ----------           ----
Diluted EPS - income available to common shareholders             $ 1,772,562           11,407,076           $.16
                                                                  ===========           ==========           ====

Year Ended December 31, 1998:
Loss available to shareholders                                    $(1,649,186)          11,406,783           $(.14)
Effect of dividends to preferred stockholders                          (5,000)
                                                                  -----------           ----------           ----
Basic EPS - loss available to common shareholders                  (1,654,186)          11,406,783           (.14)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options
                                                                  -----------           ----------           ----
Diluted EPS - loss available to common shareholders               $(1,654,186)          11,406,783           $(.14)
                                                                  ===========           ==========           ====

Year Ended December 31, 1997:
Income available to shareholders                                  $ 4,613,863           11,120,893           $.41
Effect of dividends to preferred stockholders                         (30,178)
                                                                  -----------           ----------           ----
Basic EPS - income available to common shareholders                 4,583,685           11,120,893            .41
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                            138,972
                                                                  -----------           ----------           ----
Diluted EPS - income available to common shareholders             $ 4,583,685           11,259,865           $.41
                                                                  ===========           ==========           ====
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